Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Overview

Effective August 31, 2017, pursuant to the merger of equals transaction contemplated by the Agreement and Plan of Merger, dated as of December 11, 2015, as amended on March 31, 2017, The Dow Chemical Company and its consolidated subsidiaries (“Historical Dow”) and E. I. du Pont de Nemours and Company and its consolidated subsidiaries (“Historical DuPont”) each merged with subsidiaries of DowDuPont Inc. (“DowDuPont”) and as a result, Historical Dow and Historical DuPont became subsidiaries of DowDuPont (the “Merger”). Subsequent to the Merger, Historical Dow and Historical DuPont engaged in a series of internal reorganization and realignment steps to realign their businesses into three subgroups: agriculture, materials science and specialty products. Dow Inc. (“Dow”) was formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the materials science business and Corteva Inc. (“Corteva”) was formed as a wholly owned subsidiary of DowDuPont to serve as the holding company for the agriculture business.

DowDuPont previously announced its intent to separate into three, independent, publicly traded companies through the Dow Distribution followed by the intended Corteva Distribution (together the “Distributions”). Following the Distributions, DowDuPont will continue to hold the specialty products business and operate as “DuPont” and as such, is referred to as DuPont in this Unaudited Pro Forma Financial Information.

In contemplation of the Distributions and to achieve the respective credit profiles of each of the intended future companies, in the fourth quarter of 2018, DowDuPont consummated a public underwritten offer of eight series of senior unsecured notes (the “DowDuPont Notes”) in an aggregate principal amount of $12.7 billion and also entered into a term loan agreement consisting of two term loan facilities (“Term Loan Facilities”) in the aggregate principal amount of $3.0 billion; the funds from such Term Loan Facilities were not drawn as of December 31, 2018 but are expected to be drawn prior to the Corteva Distribution (collectively referred to herein as “the Financings”). The net proceeds from the Financings either have been or are intended to reduce or otherwise delever the outstanding liabilities allocable to Dow and Corteva and also were used to fund DowDuPont’s $3.0 billion share repurchase program announced in November 2018 (“Share Repurchase Program”).

Spin-Off of Dow

Effective as of 5:00 p.m. on April 1, 2019, DowDuPont completed the Dow Distribution. Immediately after the distribution, DowDuPont does not beneficially own any equity interest in Dow and will no longer consolidate Dow into its financial results. Beginning in the second quarter of 2019, Dow’s historical financial results for periods prior to April 1, 2019 will be reflected in DuPont’s consolidated financial statements as discontinued operations.

Intended Spin-Off of Corteva

On June 1, 2019, DowDuPont intends to complete the Corteva Distribution. As of the effective date and time of the intended distribution, it is expected that DowDuPont will not beneficially own any equity interest in Corteva and will no longer consolidate Corteva into its financial results. Beginning in the second quarter of 2019, Corteva’s historical financial results for periods prior to June 1, 2019 will be reflected in DuPont’s consolidated financial statements as discontinued operations.

Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information and accompanying notes (the “pro forma financial statements”) are derived from DowDuPont’s historical consolidated financial statements and accompanying notes, adjusted to give effect to the Merger, the Dow Distribution and the intended Corteva Distribution, both of which will be treated as discontinued operations, and the Financings, including the use and intended use of proceeds from such Financings (collectively “the Transactions”). The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the results. Information in the pro forma financial statements is presented as follows:

•

The unaudited pro forma consolidated balance sheet is presented as the Distributions, along with intended borrowings under the Term Loan Facilities and intended use of proceeds from the Financings, had been consummated on December 31, 2018.

•

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2018 and 2017 give effect to the pro forma discontinued operations presentation of the materials science and agriculture businesses, further adjusted to present the Merger, Financings and Distributions as if they had been consummated on January 1, 2017.

•

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 gives effect only to the pro forma discontinued operations presentation of the materials science and agriculture businesses of Historical Dow as if the Distributions had occurred on January 1, 2016.

For purposes of our financial statement presentation, Historical Dow was determined to be the accounting acquirer in the Merger, and Historical DuPont’s assets and liabilities were reflected at fair value as of the close of the Merger in the historical financial statements of DowDuPont. As a result, the historical financial statements of Historical Dow for periods prior to the Merger are considered to be the historical financial statements of DowDuPont. Therefore, the unaudited pro forma consolidated statements of operations for the year ended December 31, 2016 reflects the results of Historical Dow’s operations only, adjusted to remove the results that are directly attributable to the operations of the Historical Dow materials science and agriculture businesses.

The pro forma financial statements are based on and should be read in conjunction with the separate historical financial statements contained in our Annual Report on Form 10-K for the period ended December 31, 2018 and in each of Historical Dow’s and Historical DuPont’s Annual Reports on Form 10-K for the year ended December 31, 2018. The pro forma financial statements, prepared in accordance with Article 11 of SEC Regulation S-X, are presented for informational purposes only, and do not purport to represent what our results of operations or financial position would have been had the Transactions occurred on the dates indicated, nor do they purport to project the results of operations or financial position for any future period or as of any future date.

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2018 and 2017 include costs of approximately $1.0 billion and $1.2 billion, respectively, previously allocated to the materials science and agriculture businesses that did not meet the definition of expenses related to discontinued operations in accordance with Financial Accounting Standards Board Accounting Standards Codification 205, “Presentation of Financial Statements” (“ASC 205”) and thus are reflected in DuPont’s pro forma income (loss) from continuing operations. A significant portion of these costs relate to Historical Dow and consist of leveraged services provided through service centers, as well as other corporate overhead costs related to information technology, finance, manufacturing, research & development, sales & marketing, supply chain, human resources, sourcing & logistics, legal and communications, public affairs & government affairs functions. These costs related to Historical Dow will not be incurred by DowDuPont (and DuPont post the Corteva Distribution) subsequent to the distribution of Dow on April 1, 2019.

Pro forma provision (credit) for income taxes on continuing operations also includes the impact of the Tax Cuts and Jobs Act (“The Act”) which was enacted on December 22, 2017. The Act, among other things, reduces the U.S. federal corporate income tax rate from 35 percent to 21 percent, requires companies to pay a one-time transition tax on earnings of foreign subsidiaries that were previously deferred, creates new provisions related to foreign sourced earnings, eliminates the domestic manufacturing deduction and moves to a territorial system. In accordance with Staff Accounting Bulletin 118, income tax effects of The Act were refined upon obtaining, preparing or analyzing additional information during the measurement period. At December 31, 2018, DowDuPont completed its accounting for the tax effects of The Act.

One-time transaction-related costs incurred prior to, or concurrent with, the closing of the Merger and subsequent Distributions are not included in the unaudited pro forma consolidated statements of income. In addition, the pro forma financial statements do not reflect restructuring or integration activities or other costs following the Distributions that may be incurred to achieve cost or growth synergies of DuPont. As no assurance can be made that these costs will be incurred or the growth synergies will be achieved, no adjustment has been made.

The pro forma financial statements do not reflect the following financial impacts related to the Separation and Distribution agreement and other related agreements:

•

DuPont has entered into certain various manufacturing, supply and service related agreements with Dow and Corteva in connection with the Distributions. These agreements provide for different pricing than the historical intercompany and intracompany practices of Historical DowDuPont. The financial impact of these agreements is expected to result in an unfavorable impact to “Income (loss) from continuing operations before income taxes” of approximately $60 million to $80 million for the years ended December 31, 2018 and 2017 which has not been reflected in the unaudited pro forma consolidated statements of income.

•

Certain tax asset and liability balances may differ from the balances presented in the unaudited pro forma consolidated balance sheet below, pursuant to the implementation of the Tax Matters Agreement. Additionally, as set forth in the Tax Matters Agreement, the parties anticipate an amendment on or prior to June 1, 2019, in connection with the separation of Corteva from DowDuPont, to allocate certain liabilities and other items between DuPont and Corteva. The full financial impact of the Tax Matters Agreement, including any anticipated amendments thereto, cannot be determined at this time.

DuPont

Unaudited Pro Forma Consolidated Balance Sheet

as of December 31, 2018

	DowDuPont	Distribution of Dow[1]	Intended Distribution of Corteva[2]	DuPont Adjusted[3]	Financing Pro Forma Adjustments		DuPont Pro Forma
(in millions)	As Reported			(subtotal)	Note 2
Assets
Current assets
Cash and cash equivalents	$13,482	$(2,723)	$(2,211)	$8,548	$(6,380	)(a)	$2,168
Marketable securities	134	(100)	(5)	29	—		29
Accounts and notes receivable – net	17,339	(8,939)	(5,009)	3,391	—		3,391
Inventories	16,621	(6,891)	(5,258)	4,472	—		4,472
Other current assets	2,027	(800)	(922)	305	—		305

Total current assets	49,603	(19,453)	(13,405)	16,745	(6,380)		10,365

Investments
Investment in nonconsolidated affiliates	5,204	(3,315)	(138)	1,751	—		1,751
Other investments	2,701	(2,646)	(27)	28	—		28
Noncurrent receivables	477	(358)	(72)	47	—		47

Total investments	8,382	(6,319)	(237)	1,826	—		1,826

Net property	35,848	(21,417)	(4,530)	9,901	—		9,901

Goodwill	59,032	(9,845)	(14,691)	34,496	—		34,496
Other intangible assets	30,965	(4,225)	(12,055)	14,685	—		14,685
Deferred income tax assets	1,724	(1,186)	(365)	173	—		173
Deferred charges and other assets	2,476	(742)	(1,688)	46	—		46

Total assets	$188,030	$(63,187)	$(46,971)	$77,872	$(6,380)		$71,492

Liabilities and Equity
Current liabilities
Notes payable	$2,165	$(636)	$(1,529)	$—	$—		$—
Long-term debt due within one-year	637	—	(622)	15	—		15
Accounts payable	13,113	(6,867)	(3,627)	2,619	—		2,619
Income taxes payable	857	(557)	(185)	115	—		115
Accrued and other current liabilities	7,943	(2,931)	(3,883)	1,129	—		1,129

Total current liabilities	24,715	(10,991)	(9,846)	3,878	—		3,878

Long-term debt	37,662	(19,254)	(5,784)	12,624	2,994	(b)	15,618

Other noncurrent liabilities
Deferred income tax liabilities	5,435	256	(1,693)	3,998	—		3,998
Pension and other postemployment benefits	15,909	(8,943)	(5,640)	1,326	—		1,326
Asbestos-related liabilities	1,142	(1,142)	—	—	—		—
Other noncurrent obligations	6,988	(4,674)	(1,731)	583	—		583

Total other noncurrent liabilities	29,474	(14,503)	(9,064)	5,907	—		5,907

Stockholders’ equity
Common stock	24	—	—	24	—		24
Additional paid-in capital	81,960	—	(20,775)	61,185	(7,795	)(c)	53,390
Retained earnings	30,536	(26,781)	(3,755)	—	—		—
Accumulated other comprehensive loss	(12,394)	9,077	2,519	(798)	—		(798)
Unearned ESOP shares	(134)	134	—	—	—		—
Treasury stock at cost	(5,421)	—	—	(5,421)	(1,579	)(d)	(7,000)

Total stockholders’ equity	94,571	(17,570)	(22,011)	54,990	(9,374)		45,616

Noncontrolling interests	1,608	(869)	(266)	473	—		473

Total equity	96,179	(18,439)	(22,277)	55,463	(9,374)		46,089

Total liabilities and equity	$188,030	$(63,187)	$(46,971)	$77,872	$(6,380)		$71,492

1.	Represents the distribution of Dow in accordance with the discontinued operations guidance in ASC 205.
2.	Represents the intended distribution of Corteva in accordance with the discontinued operations guidance in ASC 205.
3.

Represents the Company’s current best estimate of DuPont’s unaudited pro forma consolidated balance sheet, reflecting the discontinued operations of Dow and Corteva. Actual results could differ from these estimates.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2018

	DowDuPont	Distribution of Dow[1]	Intended Distribution of Corteva[2]	DuPont Adjusted[3]	Separation and Financing Pro Forma Adjustments		DuPont Pro Forma
(in millions, except per share amounts)	As Reported			(subtotal)	Note 3
Net sales	$85,977	$(49,224)	$(14,159)	$22,594	$—		$22,594

Cost of sales	65,333	(40,187)	(9,838)	15,308	—		15,308
Research and development expenses	3,060	(670)	(1,320)	1,070	—		1,070
Selling, general and administrative expenses	6,709	(1,304)	(2,377)	3,028	—		3,028
Amortization of intangibles	1,903	(469)	(390)	1,044	—		1,044
Restructuring, goodwill impairment and asset related charges – net	1,105	(219)	(739)	147	—		147
Integration and separation costs	2,463	(135)	(441)	1,887	(493)	(a)	1,394
Equity in earnings of nonconsolidated affiliates	1,001	(554)	—	447	—		447
Sundry income – net	592	(242)	(258)	92	—		92
Interest expense and amortization of debt discount	1,504	(1,062)	(387)	55	629	(b)	684

Income (loss) from continuing operations before income taxes	5,493	(5,974)	1,075	594	(136)		458

Provision (credit) for income taxes on continuing operations	1,489	(1,468)	187	208	(31)	(a)(b)	177

Income (loss) from continuing operations, net of tax	4,004	(4,506)	888	386	(105)		281

Net income from continuing operations attributable to noncontrolling interests	155	(101)	(15)	39	—		39

Net income (loss) from continuing operations available to DuPont common stockholders	$3,849	$(4,405)	$903	$347	$(105)		$242

Earnings per common share from continuing operations (Note 5):

Basic[4]	$1.66						$0.10
Diluted[4]	$1.65						$0.10

Weighted average common shares outstanding (Note 5):

Basic	2,301.0						2,301.0
Diluted	2,315.5						2,315.5

1.	Represents the distribution of Dow in accordance with the discontinued operations guidance in ASC 205.
2.	Represents the intended distribution of Corteva in accordance with the discontinued operations guidance in ASC 205.
3.

Represents the Company’s current best estimate of DuPont’s retrospectively revised historical consolidated statement of operations for the year ended December 31, 2018 reflecting the discontinued operations of Dow and Corteva. Actual results could differ from these estimates.

4.

Basic and diluted earnings per share is calculated by dividing net income available to DuPont common stockholders by our weighted-average number of common shares outstanding. Net income available for DuPont common stockholders is reduced by $17 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to the Company’s practice of paying dividend equivalents on unvested shares.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Combined Statement of Operations

for the Year Ended December 31, 2017

	DowDuPont	Distribution of Dow[1]	Intended Distribution of Corteva[2]	DuPont Adjusted[3]	Historical DuPont As Adjusted (1/1/2017 - 8/31/2017) [4]	Merger Pro Forma Adjustments		Separation and Financing Pro Forma Adjustments		DuPont Pro Forma
(in millions, except per share amounts)	As Reported			(subtotal)	Note 4	Note 3		Note 3
Net sales	$62,484	$(43,449)	$(7,363)	$11,672	$9,334	$(6)	(a)	$—		$21,000

Cost of sales	49,791	(35,434)	(5,199)	9,158	6,252	138	(a) (c) (f)	—		15,548
Research and development expenses	2,141	(669)	(815)	657	424	9	(c)	—		1,090
Selling, general and administrative expenses	4,064	(1,322)	(1,127)	1,615	1,349	20	(c)	—		2,984
Amortization of intangibles	1,013	(400)	(108)	505	101	404	(d)	—		1,010
Restructuring, goodwill impairment and asset related charges – net	3,280	(2,740)	(252)	288	311	(9)	(b)	—		590
Integration and separation costs	1,101	(31)	(63)	1,007	356	(148)	(b)	(405)	(a)	810
Equity in earnings of nonconsolidated affiliates	764	(394)	(3)	367	58	(15)	(e)	—		410
Sundry income (expense) – net	417	(28)	(323)	66	(135)	—		—		(69)
Interest expense and amortization of debt discount	1,082	(915)	(167)	—	—	—		684	(b)	684

Income (loss) from continuing operations before income taxes	1,193	(2,360)	42	(1,125)	464	(435)		(279)		(1,375)

Credit for income taxes on continuing operations[5]	(476)	(1,250)	334	(1,392)	(280)	(126)	(g)	(105)	(a)(b)	(1,903)

Income (loss) from continuing operations, net of tax	1,669	(1,110)	(292)	267	744	(309)		(174)		528

Net income from continuing operations attributable to noncontrolling interests	132	(101)	(15)	16	15	—		—		31

Net income (loss) from continuing operations available to DuPont common stockholders	$1,537	$(1,009)	$(277)	$251	$729	$(309)		$(174)		$497

Earnings per common share from continuing operations (Note 5):

Basic[6]	$0.97									$0.21

Diluted[6]	$0.95									$0.21

Weighted average common shares outstanding (Note 5):

Basic	1,579.8									2,323.9
Diluted	1,598.1									2,346.1

1.

Represents the distribution of Dow in accordance with the discontinued operations guidance in ASC 205. Reflects a full year of results of Historical Dow’s materials science business along with Historical DuPont’s materials science business for the post-merger period September 1 through December 31, 2017.

2.

Represents the intended distribution of Corteva in accordance with the discontinued operations guidance in ASC 205. Reflects a full year of results of Historical Dow’s agriculture business along with Historical DuPont’s agriculture business for the post-merger period September 1 through December 31, 2017.

3.

Represents the Company’s current best estimate of DuPont’s retrospectively revised historical consolidated statement of operations for the year ended December 31, 2017 reflecting the discontinued operations of Dow and Corteva. Actual results could differ from these estimates.

4.

Reflects Historical DuPont for the pre-merger period from January 1 through August 31, 2017 after giving effect to the distributions of Historical DuPont’s materials science and agriculture businesses, see Note 4 for further details.

5.

In connection with The Act, credit for income taxes on continuing operations includes a provisional benefit of $2,666 million related to the remeasurement of deferred taxes, partially offset by a provisional charge of $1,580 million related to the one-time transition tax liability for foreign subsidiaries.

6.

Basic and diluted earnings per share is calculated by dividing net income available to DuPont common stockholders by the weighted-average number of common shares outstanding. Net income available for DuPont common stockholders is reduced by $13 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to the Company’s practice of paying dividend equivalents on unvested shares.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

DuPont

Unaudited Pro Forma Consolidated Statement of Operations

for the Year Ended December 31, 2016

	DowDuPont	Distribution of Historical Dow Materials Science[1]	Intended Distribution of Historical Dow Agriculture[2]	DuPont Pro Forma[3,4]
(in millions, except per share amounts)	As Reported
Net sales	$48,158	$(36,099)	$(6,029)	$6,030

Cost of sales	37,668	(29,325)	(3,891)	4,452
Research and development expenses	1,593	(606)	(563)	424
Selling, general and administrative expenses	2,953	(1,282)	(697)	974
Amortization of intangibles	544	(316)	(18)	210
Restructuring, goodwill impairment and asset related charges – net	595	(579)	(11)	5
Integration and separation costs	349	—	—	349
Asbestos-related charge	1,113	(1,113)	—	—
Equity in earnings of nonconsolidated affiliates	442	(188)	(5)	249
Sundry income – net	1,486	(598)	(40)	848
Interest expense and amortization of debt discount	858	(827)	(29)	2

Income from continuing operations before income taxes	4,413	(2,837)	(865)	711

Provision (credit) for income taxes on continuing operations	9	(275)	94	(172)

Income from continuing operations, net of tax	4,404	(2,562)	(959)	883

Net income from continuing operations attributable to noncontrolling interests	86	(53)	(7)	26

Net income from continuing operations attributable to DuPont	4,318	(2,509)	(952)	857

Preferred stock dividends	340	—	—	340

Net income from continuing operations available to DuPont common stockholders	$3,978	$(2,509)	$(952)	$517

Earnings per common share from continuing operations (Note 5):
Basic[5]	$3.57			$0.45
Diluted[5]	$3.52			$0.44

Weighted average common shares outstanding (Note 5):
Basic	1,108.1			1,108.1
Diluted	1,123.2			1,123.2

1.	Represents the distribution of Historical Dow’s materials science business in accordance with the discontinued operations guidance in ASC 205.
2.	Represents the intended distribution of Historical Dow’s agriculture business in accordance with the discontinued operations guidance in ASC 205.
3.

Represents the Company’s current best estimate of DuPont’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2016 reflecting the discontinued operations of Historical Dow’s materials science and agriculture businesses. Actual results could differ from these estimates.

4.

The pro forma results for the year ended December 31, 2016, were impacted by a net pre-tax benefit of $374 million comprised of the following non-recurring items: a non-taxable gain of $828 million related to the Dow Silicones ownership restructuring reflected in sundry income—net; a benefit of $11 million for litigation related charges, awards and adjustments reflected in sundry income—net; integration and separation costs of $349 million; a $104 million charge for the fair value step-up of Dow Silicones’s inventories reflected in cost of sales; a pretax loss of $7 million related to the early redemption of debt incurred by Dow Silicones reflected in equity in earnings of nonconsolidated affiliates and restructuring, goodwill impairment and asset related charges—net of $5 million. In addition, the pro forma financial statements for the year ended December 31, 2016 include costs of approximately $1.0 billion previously allocated to our materials science and agriculture businesses that did not meet the definition of discontinued operations in accordance with ASC 205.

5.

Basic and diluted earnings per share is calculated by dividing net income available to DuPont common stockholders by weighted-average number of common shares outstanding. Net income available to DuPont common stockholders is reduced by $22 million of net income attributable to deferred stock awards, as these awards are considered participating securities due to the DowDuPont’s practice of paying dividend equivalents on unvested shares.

See accompanying Notes to the Unaudited Pro Forma Financial Information.

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1 – BASIS OF PRESENTATION

In addition to giving effect to the Dow Distribution, the unaudited pro forma financial information has been further adjusted to reflect the intended Corteva Distribution and the Financings. The pro forma adjustments related to the Distributions have been prepared in accordance with discontinued operations guidance in ASC 205 and therefore do not allocate any of our general overhead expenses to the discontinued operations of the materials science and agriculture businesses. As such, the pro forma financial statements do not reflect what DuPont’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations. In addition, our current estimates for discontinued operations are preliminary and actual results could differ from these estimates.

For periods prior to the Merger, the historical financial statements of Historical Dow are considered to be the historical financial statements of DowDuPont. For comparative purposes given the significance, the unaudited pro forma combined statement of operations for the year ended December 31, 2017 is presented herein giving effect to the Merger as if it had occurred on January 1, 2017 in order to reflect a full year of results of Historical DuPont’s specialty products business. The historical statement of operations of Historical DuPont for the pre-Merger period from January 1, 2017 through August 31, 2017 reflects certain reclassifications to align the financial statement presentation of Historical DuPont and DowDuPont. See “Note 4 – Historical DuPont Discontinued Operations and Reclassification Adjustments” herein for additional information. Transactions between Historical Dow and Historical DuPont during the period January 1, 2017 through August 31, 2017 have been eliminated as if Historical Dow and Historical DuPont were consolidated affiliates.

NOTE 2 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Financing Pro Forma Adjustments:

The unaudited pro forma consolidated balance sheet reflects the following adjustments:

(a)	Adjustment to cash represents the following:

(in millions)	As of December 31, 2018
Amounts borrowed under the Term Loan Facilities	$3,000
Cash contribution to Dow	(2,024)
Cash contribution to Corteva	(5,771)
Share repurchase program	(1,579)
Cash payment for financing fees	(6)

Total adjustment to cash	$(6,380)

In the fourth quarter of 2018, DowDuPont received net proceeds of $12.6 billion after the underwriting discount from consummating the public underwritten offer of DowDuPont Notes. DowDuPont intends to receive an additional $3.0 billion from drawing on its Term Loan Facilities prior to the distribution of Corteva. Of the remaining proceeds available as of December 31, 2018 and to be made available from the Financings, approximately $2.0 billion was contributed to Dow on April 1, 2019 in connection with the Dow Distribution and approximately $5.8 billion is expected to be contributed to Corteva in connection with the Corteva Distribution. Further, approximately $1.6 billion was used in first quarter 2019 to fund completion of the Share Repurchase Program.

(b)	Adjustment to long-term debt represents the following:

(in millions)	As of December 31, 2018
Record the Term Loan Facilities	$3,000
Less: financing fees	(6)

Total adjustment to long-term debt	$2,994

The Term Loan Facilities, which consists of three-year terms and variable interest rates, are expected to be drawn by the Company prior to the distribution of Corteva.

(c)	Reflects the impact to additional paid-in capital from the pro forma adjustments described above.

(d)	Reflects the impact to treasury stock from the pro forma adjustments described above.

NOTE 3 – ADJUSTMENTS TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

Separation Pro Forma Adjustments:

The pro forma financial statements reflect the following adjustments related to the Distributions:

(a)

Adjustment to eliminate one-time transaction costs directly attributable to the expected distribution transactions. The below represents the impact to the respective unaudited pro forma consolidated statements of income.

(in millions)	Year Ended December 31, 2018	Year Ended December 31, 2017
Integration and separation costs	$(493)	$(405)
Provision for income taxes on continuing operations[1]	114	141

1.

Represents the income tax effect of the elimination of one-time transaction costs directly attributable to the expected distribution transactions calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

Financing Pro Forma Adjustments:

The unaudited pro forma consolidated statements of operations for the years ended December 31, 2018 and 2017, reflect the following adjustments:

(b)	Adjustment to interest expense consists of the following:

(in millions)	Year Ended December 31, 2018	Year Ended December 31, 2017
Cash interest expense related to the Financings[1]	$612	$666
Amortization of deferred financing fees	17	18

Pro forma adjustment to interest expense	$629	$684

Provision for income taxes on continuing operations[2]	$(145)	$(246)

1.

Comprised of interest expense related to the Financing. The weighted average cash interest rate is approximately 4.2%. A 0.125% increase or decrease in the weighted average interest rate would increase or decrease the pro forma interest expense adjustment for the years ended December 31, 2018 and 2017 by $18 million and $20 million, respectively.

2.

Represents the income tax effect on the pro forma adjustment to interest expense calculated using enacted statutory tax rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

Merger Pro Forma Adjustments:

The unaudited pro forma combined statement of operations for the year ended December 31, 2017 reflects the following adjustments related to the Merger:

(a)

Transactions between Historical Dow and Historical DuPont have been eliminated as if they were consolidated affiliates for the entire period presented. Adjustment reflects the elimination of net sales and cost of sales of $6 million for the period January 1 through August 31, 2017.

(b)

Represents the elimination of one-time merger related transaction costs of $148 million from integration and separation costs for the period January 1 through August 31, 2017 and $9 million from restructuring, goodwill impairment and asset-related charges—net for the period January 1 through August 31, 2017.

(c)

Represents estimated additional depreciation expense of $147 million in cost of sales, $9 million in research and development expenses, and $20 million in selling, general and administrative expenses, resulting from the fair value adjustment to net property for the period January 1 through August 31, 2017 related to the ongoing specialty products businesses.

(d)

Represents estimated additional amortization expense of $404 million resulting from the fair value adjustment to intangibles for the period January 1 through August 31, 2017 reflected in amortization of intangibles related to the ongoing specialty products businesses.

(e)

Represents a reduction to equity in earnings of nonconsolidated affiliates of $15 million for the period January 1 through August 31, 2017 related to the amortization of the fair value adjustment to Historical DuPont’s investments in nonconsolidated affiliates.

(f)

Represents a reduction to cost of sales of $3 million for the period January 1 through August 31, 2017, due to conforming Historical DuPont’s accounting policy of deferring and amortizing expenses for planned major maintenance activities to DowDuPont’s accounting policy of directly expensing the costs as incurred.

(g)	Represents the income tax effect of the merger pro forma adjustments calculated using enacted statutory rates applicable in each period at the legal entity in which the pre-tax adjustments were made.

NOTE 4 – HISTORICAL DUPONT DISCONTINUED OPERATIONS AND RECLASSIFICATION ADJUSTMENTS

The pro forma financial statements, as shown below, present the pro forma results of operations of Historical DuPont, for the period January 1 through August 31, 2017, after giving effect to the distributions of Historical DuPont’s agriculture and materials science businesses, which are presented below in accordance with ASC 205 as discontinued operations. Additionally, Historical DuPont’s financial statement presentation does not conform to our financial statement presentation. In order to align the financial statement presentation of Historical DuPont’s to that of DowDuPont, certain reclassification adjustments below have been made to Historical DuPont’s statement of operations.

The table below summarizes the discontinued operations and certain reclassifications made to Historical DuPont’s statement of operations to conform to DowDuPont’s presentation for the period of January 1 through August 31, 2017:

(in millions)	Historical DuPont (1/1/2017 - 8/31/2017)	Distribution of Historical DuPont Materials Science (1/1/2017 - 8/31/2017)	Intended Distribution of Historical DuPont Agriculture (1/1/2017 - 8/31/2017)	Reclassification Adjustments[1]	Historical DuPont As Adjusted (1/1/2017 - 8/31/2017)
Net sales	$17,281	$(1,076)	$(6,894)	$23	$9,334

Cost of goods sold	10,052	(641)	(3,428)	269	6,252
Other operating charges	504	3	(167)	(340)	—
Research and development expense	1,022	(16)	(556)	(26)	424
Selling, general and administrative expenses	3,222	(101)	(1,415)	(357)	1,349
Amortization of intangibles	—	—	—	101	101
Restructuring and asset related charges – net	323	—	(12)	—	311
Integration and separation costs	—	—	—	356	356
Equity in earnings of nonconsolidated affiliates	—	—	—	58	58
Sundry income (expense) – net	(113)	(23)	119	(118)	(135)
Interest expense	254	—	(254)	—	—

Income (loss) from continuing operations before income taxes	1,791	(344)	(943)	(40)	464

Provision (credit) for income taxes on continuing operations	149	(105)	(284)	(40)	(280)

Income from continuing operations after income taxes	1,642	(239)	(659)	—	744

Net income from continuing operations attributable to noncontrolling interests	18	—	(3)	—	15

Net income from continuing operations attributable to DuPont	$1,624	$(239)	$(656)	$—	$729

1.	Reclassification adjustments to conform Historical DuPont financial statement presentation to DowDuPont’s financial statement presentation.

NOTE 5 – DUPONT EARNINGS PER SHARE INFORMATION

The unaudited pro forma basic and diluted earnings per share for the period presented are based on pro forma net (loss) income from continuing operations attributable to DuPont common stockholders divided by basic and diluted weighted-average number of common shares outstanding. The pro forma shares outstanding for the year ended December 31, 2017 are impacted by the shares issued by DowDuPont as stock consideration in connection with the Merger, as well as Historical DuPont equity awards that were converted into DowDuPont equity awards as a result of the Merger.

The table below contains a reconciliation of the numerator for basic and diluted earnings per share calculations for the periods indicated:

(in millions)	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Pro forma net income (loss) from continuing operations available to DuPont common stockholders	$242	$497	$517
Net income from continuing operations attributable to participating securities[1]	(17)	(13)	(22)

Pro forma net income (loss) from continuing operations available to DuPont common stockholders – basic and diluted	$225	$484	$495

1.	Deferred stock awards are considered participating securities due to DowDuPont’s practice of paying dividend equivalents on unvested shares.

The denominators for basic and diluted earnings per share calculations for the years ended December 31, 2018 and December 31, 2016 are prepared on the same basis as the Historical DowDuPont weighted-average common shares presented in the unaudited pro forma consolidated statements of operations. The table below contains a reconciliation of the denominator for basic and diluted earnings per share calculations for the year ended December 31, 2017.

(in millions)	Year Ended December 31, 2017
DowDuPont weighted-average common shares – basic	1,579.8
Weighted-average shares issued to Historical DuPont stockholders as consideration for the Merger[1]	744.1

DuPont weighted-average common shares – basic	2,323.9

Plus dilutive effect of DowDuPont equity compensation plans	22.2

DuPont weighted-average common shares – diluted	2,346.1

Equity awards and deferred stock awards excluded from earnings per share calculations[2]	1.4

1.

As a result of the Merger, share amounts for the year ended December 31, 2017, reflect a weighted average effect of Dow shares outstanding prior to August 31, 2017 and DowDuPont shares outstanding on and after August 31, 2017. As such, for purposes of calculating pro forma basic and diluted earnings per share, the impact of the shares issued to Historical DuPont stockholders as part of the Merger, have been included as if the Merger had been consummated on January 1, 2017.

2.

These outstanding options to purchase shares of common stock and deferred stock awards were excluded from the calculation of diluted earnings per share because the effect of including them would have been antidilutive.